UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2008

VSB Bancorp, Inc.

(Exact Name of Registrant as specified in its charter)

New York	0-50237	11-3680128

(State or other jurisdiction	Commission File	IRS Employer Identification
of incorporation)	Number	No.

4142 Hylan Boulevard, Staten Island, New York 10308

Address of principal (Zip/Postal Code) executive offices

Registrant’s telephone number: 718-979-1100

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 8.01 Other Events

Index of Exhibits

SIGNATURES

ITEM 8.01 Other Events

          On September 8, 2008, the Company announced today that its Board of Directors has authorized a Rule 10b5-1 stock repurchase program for the repurchase of up to 100,000 shares of the Company’s common stock. The Company currently has 1,923,884 shares of its common stock outstanding, so the repurchase represents up to 5.2% of the Company’s outstanding common stock. Purchases under the program will be made through open market transactions, negotiated block transactions or otherwise. The repurchase program will be undertaken and administered in accordance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended. The Company has selected Janney Montgomery Scott LLC as its broker to effectuate the repurchase program. A copy of the press release announcing the stock repurchase plan is attached as Exhibit 8.01 (a).

          On September 9, 2008, the Company announced a $0.06 per share cash dividend to stockholders of record on September 19, 2008, payable on October 1, 2008. A copy of the press release announcing the dividend is attached as Exhibit 8.01 (b).

INDEX TO EXHIBITS

Exhibit No.	Description

8.01(a)	Press release announcing stock repurchase plan
8.01(b)	Press release announcing dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2008

VSB Bancorp, Inc.

By:	/s/ Raffaele M. Branca

Raffaele M. Branca
President and CEO